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                                                                    EXHIBIT 99.1



PENNCORP FINANCIAL GROUP                                                   NEWS
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                                               Contact:    Joseph Kist
                                                           Broadgate Consultants
                                                           212-232-2222

FOR IMMEDIATE RELEASE


      PENNCORP AND ING AMERICA MOVE FORWARD WITH SALE OF ANNUITY OPERATIONS

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NEW YORK, March 5, 1999 - PennCorp Financial Group, Inc. (NYSE: PFG) announced today that it has obtained the consent of its bank group for its previously announced sale of United Life and Annuity Insurance Company ("United Life"), UC Mortgage Corp., Cyberlink Development Inc. ("Cyberlink") (collectively, the "Target Companies"), and certain related assets to ING America Insurance Holdings Inc. ("ING"). Additionally, ING has successfully reached agreements on post closing employment terms with certain key employees of the Target Companies. The bank consent and employment agreements were conditions to the proposed transaction which were required to be satisfied on or before March 5, 1999.

         PennCorp said that it anticipates closing the United Life transaction in the second quarter of 1999, subject to the receipt of necessary governmental and regulatory approvals and other customary closing conditions.

         PennCorp shortly will file a Form 8-K with the Securities and Exchange Commission which will include the bank consent agreement.

         PennCorp Financial Group, Inc. is an insurance holding company. Through its subsidiaries, the Company underwrites and markets life insurance and accident and sickness insurance to the middle market through the United States and Canada.

         Cautionary Statement for purposes of the Safe Harbor Provisions of the Private Securities Litigation Reform Act of 1995: All statements in this press release including words such as "anticipate," "believe," "plan," "estimate," "expect," "intend" and other


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similar expressions. constitute forward-looking statements under the Private
Securities Litigation Reform Act of 1995. These forward-looking statements are subject to known and unknown risks, uncertainties and other factors contemplated by the forward-looking statements. Such factors include, among other things: (1) general economic conditions and other factors, including prevailing interest rate levels and stock market performance, which may affect the ability of PennCorp to sell its products, the market value of PennCorp's investments and the lapse rate and profitability of policies; (2) PennCorp's ability to achieve anticipated levels of operational efficiencies and cost-saving initiatives; (3) customer response to new products, distribution channels and marketing initiatives; (4) mortality, morbidity and other factors which may affect the profitability of PennCorp's insurance products; (5) changes in the Federal income tax laws and regulations which may affect the relative tax advantages of some of PennCorp's products; (6) increasing competition in the sale of insurance and annuities; (7) regulatory changes or actions, including those relating to regulation of insurance products and of insurance companies; (8) ratings assigned to PennCorp's insurance subsidiaries by independent rating organizations such as A.M. Best Company ("A.M. Best"), which the Company believes are particularly important to the sale of annuity and other accumulation products; (9) PennCorp's ability to successfully complete its Year 2000 remediation efforts; (10) the ultimate realizable value of Businesses Held for Sale; and (11) unanticipated litigation. There can be no assurance that other factors not currently anticipated by management will not also materially and adversely affect the Company.

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